EXHIBIT 21

SUBSIDIARIES OF WESTLAKE

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

Geismar Holdings, Inc.	Delaware	Geismar Holdings, Inc.

GVGP, Inc.	Delaware	GVGP, Inc.

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

Van Buren Pipe Corporation	Delaware	Van Buren Pipe Corporation

Westech Building Products, Inc.	Delaware	Westech Building Products, Inc.

Westech Building Products Limited	Canada	Westech Building Products Limited

Westlake Chemical Investments, Inc.	Delaware	Westlake Chemical Investments, Inc.

Westlake Development Corporation	Delaware	Westlake Development Corporation

Westlake Ethylene Pipeline Corporation	Delaware	Westlake Ethylene Pipeline Corporation

Westlake Supply and Trading Company	Delaware	Westlake Supply and Trading Company

Westlake International Investments Corporation	British Virgin Islands	Westlake International Investments Corporation

Westlake International Services Corporation	Delaware	Westlake International Services Corporation

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake NG I Corporation	Delaware	Westlake NG I Corporation

Westlake NG III Corporation	Delaware	Westlake NG III Corporation

Westlake NG IV Corporation	Delaware	Westlake NG IV Corporation

Westlake NG V Corporation	Delaware	Westlake NG V Corporation

Westlake Olefins Corporation	Delaware	Westlake Olefins Corporation

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC, Westlake Petrochemicals LP and WPE

Westlake Polymers LLC	Delaware	Westlake Polymers LLC, Westlake Polymers LP and WPE

Westlake Profiles Limited	Canada	Westlake Profiles Limited

Westlake PVC Corporation	Delaware	Westlake PVC Corporation

Westlake Resources Corporation	Delaware	Westlake Resources Corporation

Westlake Styrene LLC	Delaware	Westlake Styrene LLC and Westlake Styrene LP

Westlake Trinidad Unlimited	Trinidad	Westlake Trinidad Unlimited

Westlake Vinyl Corporation	Delaware	Westlake Vinyl Corporation

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc., Westlake Monomers and WCAO

WPT LLC	Delaware	WPT LLC and WPT LP

Suzhou Huasu Plastics Co., Ltd.*	China	Suzhou Huasu Plastics Co., Ltd. and Huasu

Westlake Chemical (China) Corporation	Delaware	Westlake Chemical (China) Corporation

*	Westlake owns 59% of this entity but accounts for it using the equity method.